Exhibit 5.1

November 9, 2015

Silver Spring Networks, Inc.

555 Broadway Street

Redwood City, California 94063

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Silver Spring Networks, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about November 9, 2015 in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 500,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), subject to issuance by the Company (a) upon the exercise of an inducement stock option to purchase up to 250,000 shares of Common Stock (the “Inducement Option Grant”) granted pursuant to a Notice of Inducement Stock Option Grant and Inducement Stock Option Agreement (collectively, the “Option Agreement”), (b) upon the settlement of inducement restricted stock units for 125,000 shares of Common Stock (the “Inducement RSU Grant”) to be granted pursuant to a Notice of Inducement Restricted Stock Unit Award and Inducement Restricted Stock Unit Award Agreement (the “RSU Agreement”), and (c) upon the settlement of inducement performance stock units for 125,000 shares of Common Stock (the “Inducement PSU Grant,” and together with the Inducement Option Grant and Inducement RSU Grant, the “Inducement Grants”) to be granted pursuant to a Notice of Inducement Performance Stock Unit Award and Inducement Performance Stock Unit Award Agreement (the “PSU Agreement,” and together with the Option Agreement and the RSU Agreement, the “Inducement Award Agreements”). At your request we are providing this letter to express our opinion on the matters set forth in the numbered paragraphs below.

In giving the opinions contained in this letter, we have examined such matters of fact as we have deemed necessary in order to render the opinions set forth herein, which included examination of the documents described on Exhibit A attached hereto (which is incorporated in this letter by reference). Capitalized terms used but not defined in the body of this letter have the meanings given to such terms on Exhibit A hereto. We have assumed that any Shares, when issued pursuant to the terms of the Inducement Grants and if issued in certificated form, will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such issued Shares has been surrendered to the Company in accordance with Section 158 of the Delaware General Corporation Law and that the Company will properly register any transfer of the Shares from certificated to uncertificated form to the holders of such Shares on the Company’s record of uncertificated securities.

In giving the opinions contained in this letter, we have assumed the current accuracy of representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate.

We render the opinions contained in this letter only with respect to, and we express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and the Delaware General Corporation Law. We express no opinion with respect to any other laws or with respect to the “blue sky” securities laws of any state.

In our examination of documents for purposes of rendering the opinions in this letter, we have relied on the accuracy of the representations made to us by officers of the Company with respect to the genuineness of all signatures on original documents by the Company, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, and the lack of any undisclosed termination, modification, waiver or amendment to any corporate proceedings of the Company’s Board of Directors (the “Board”), the Compensation Committee of the Board (the “Compensation Committee”) or stockholders of the Company referenced above.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied upon the Good Standing Certificate and representations made to us by the Company, including those set forth in the Opinion Certificate.

In connection with our opinion expressed in paragraph (2) below, we have assumed that (i) at or prior to the time of the delivery of any Shares, the Registration Statement will have been declared effective under the Securities Act, the registration of the Shares under the Registration Statement will apply to all the Shares and will not have been modified or rescinded and (ii) the absence of any further amendment to the Company’s Certificate of Incorporation that would make the Common Stock assessable.

Based upon, and subject to, the foregoing, it is our opinion that:

(1) The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

(2) The 500,000 Shares of Common Stock that may be issued and sold by the Company (a) upon the exercise of the Inducement Option Grant, (b) upon the settlement of the Inducement RSU Grant, and (c) upon the settlement of the Inducement PSU Grant, when issued, sold and delivered in accordance with the applicable Inducement Award Agreements and, in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and non-assessable.

We consent to the use of this letter as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

[Remainder of page intentionally left blank]

This letter is intended solely for use in connection with issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. The opinions in this letter are rendered on, and speak only as of, the date of this letter first written above and are based solely on our understanding of facts in existence as of such date. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP

EXHIBIT A

Certain Reviewed Documents

Capitalized terms used but not defined in this Exhibit A have the meanings defined for such terms in the letter to which this Exhibit A is attached.

1.	Copies of (i) the Company’s Restated Certificate of Incorporation filed with the Delaware Secretary of State on March 18, 2013 and certified by the Delaware Secretary of State on March 18, 2013 (the “Restated Certificate”) and (ii) the Company’s Restated Bylaws, certified by the Company’s Secretary on March 18, 2013 (the “Bylaws,” and together with the Restated Certificate, the “Charter Documents”).

2.	The Registration Statement.

3.	The prospectus regarding the Inducement Grants prepared in connection with the Registration Statement (the “Prospectus”).

4.	An Opinion Certificate of the Company addressed to us and dated the date of this letter containing certain factual representations (the “Opinion Certificate”).

5.	The Inducement Award Agreements.

6.	A Certificate from Computershare Trust Company, N.A., the Company’s transfer agent, regarding the Company’s authorized, issued and outstanding shares of capital stock dated as of November 5, 2015.

7.	Minutes of meetings and actions by written consent of the Board, the Compensation Committee and the Company’s stockholders provided to us by the Company relating to the adoption, approval, authorization and/or ratification of (i) the Restated Certificate, (ii) the Bylaws, (iii) the Inducement Grants and Inducement Award Agreements, and (iv) the filing of the Registration Statement, the reservation of the Common Stock for sale and issuance of the Shares pursuant to the Inducement Grants, and the sale and issuance of the Shares pursuant to the Inducement Grants.

8.	A Certificate of Good Standing issued by the Delaware Secretary of State dated November 4, 2015, stating that the Company is qualified to do business and is in good standing under the laws of the State of Delaware (the “Certificate of Good Standing”).